SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	775 Spartan Blvd., Suite 102, P.O. Box 5627, Spartanburg, SC	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On August 5, 2015, the Audit Committee (the “Audit Committee”) of the Board of Directors of Synalloy Corporation (the “Company”) approved (i) the appointment of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm and (ii) the dismissal of Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm, effective on August 11, 2015, following the filing of the Company’s second quarter Form 10-Q. This change was a result of a competitive bidding process involving several accounting firms.

The reports of DHG on the Company’s consolidated financial statements for the fiscal years ended January 3, 2015 and December 28, 2013 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended January 3, 2015 and December 28, 2013, and the subsequent interim period through August 5, 2015, there was one reportable event that rose to the level of a “disagreement” (as that term is interpreted in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) and a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). As disclosed in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 (the “2014 10-K”), management concluded that the Company did not maintain effective internal control over financial reporting as of January 3, 2015 as a result of a material weakness described in Item 9A of the 2014 10-K, which disclosure is incorporated herein by reference. DHG issued an adverse opinion on the effectiveness of internal controls over financial reporting as of January 3, 2015 as a result of this material weakness. The Audit Committee has discussed the material weakness in the Company’s internal control over financial reporting with DHG and has authorized DHG to respond fully to the inquiries from KPMG concerning such material weakness. In addition, DHG reported to the Audit Committee that a disagreement with management arose during the course of the audit related to the Specialty Pipe & Tube, Inc. (“Specialty”) acquisition, primarily the value management initially assigned to Specialty’s customer list intangible asset. The Audit Committee and the Company’s management discussed the subject matter of this disagreement with DHG, and the disagreement was resolved to DHG’s satisfaction in regard to the consolidated financial statements and its report thereon. The Company has authorized DHG to respond fully to the inquiries of KPMG concerning the subject matter of the disagreement described above.

The Company has provided DHG with a copy of this Form 8-K and requested that DHG provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not DHG agrees with the above disclosures. A copy of DHG’s letter, dated August 11, 2015, is attached as Exhibit 16.1 to this Form 8-K.

(b) During the Company’s fiscal years ended January 3, 2015 and December 28, 2013 and through the subsequent interim period through August 5, 2015, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is interpreted in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Dixon Hughes Goodman LLP addressed to the Securities and Exchange Commission, dated as of August 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Dennis M. Loughran
Dennis M. Loughran
Senior Vice President and Chief Financial Officer

Dated: August 11, 2015